Registration No. [     ]
     As filed with the Securities and Exchange Commission on August 27, 2001
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                         PHARMACEUTICAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

            New Jersey                                      22-3122182
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

       One Ram Ridge Road
      Spring Valley, New York                                    10977
(Address of principal executive offices)                       (Zip Code)

                          2000 PERFORMANCE EQUITY PLAN
                          2001 PERFORMANCE EQUITY PLAN
                            (Full title of the plan)

                           Kenneth I. Sawyer, Chairman
                         Pharmaceutical Resources, Inc.
                               One Ram Ridge Road
                          Spring Valley, New York 10977
                     (Name and address of agent for service)
                                 (914) 425-7100
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                           Stephen A. Ollendorff, Esq.
                           Kirkpatrick & Lockhart, LLP
                           1251 Avenue of the Americas
                          New York, New York 10020-1104
                                 (212) 536-4030

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                     Proposed        Proposed
    Title of                          maximum         maximum        Amount of
   securities       Amount to be   offering price    aggregate      registration
to be registered     registered      per share(1)  offering price       fee
================================================================================
Common Stock, par    3,525,000       $ (1)         $86,000,345.52    $21,501.00
value
$0.01 per share
================================================================================

      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised, as listed below; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price is therefore unknown, the fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on The New York Stock Exchange on August 20, 2001 ($31.65).


            ---------------------------------------------------
                                                   No. of
                Date of Grant      Exercise     Outstanding
                                     Price         Options
            ---------------------------------------------------
                  4/5/2000           $5.688        80,000
                  4/17/2000          $5.50         82,500
                  7/18/2000          $5.125       340,439
                 10/19/2000          $7.375         2,500
                  1/12/2001          $7.625       509,500
            ---------------------------------------------------
                    TOTAL                       1,014,939
            ---------------------------------------------------

--------------------------------------------------------------------------------


                                PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference into this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since December 31, 2000; and

      (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10 filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

   All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the 2000 Performance Equity Plan or the prospectus relating to the 2001 Performance Equity Plan, each meeting the requirements of
Section 10(a) of the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

   The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

   The legality of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Kirkpatrick & Lockhart LLP. Stephen A. Ollendorff, Of Counsel to Kirkpatrick & Lockhart LLP, is the beneficial owner of 10,000 shares of Common Stock of the Registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Articles VIII and IX of the  Registrant's  Certificate of  Incorporation  and
Article VII of the Registrant's By-Laws provide for the indemnification of officers and directors and limitations on liability of officers and directors in the manner and to the fullest extent permitted by law.

   Section 14A:3-5(2) of the New Jersey Business Corporation Act generally provides that a corporation has the power to indemnify a current or former officer or director, employee or agent (each a "corporate agent") of the corporation against expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

   Section 14A:3-5(3) provides that a corporation has the power to indemnify a current or former corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been a corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.
However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Supreme Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such officer or director is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper.

   Section 14A:3-5(5) provides that any indemnification under Section 14A:3-5(2), unless pursuant to a court determination under Section 14A:3-5(3), may be made by a corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standards of conduct as described above. Unless otherwise provided in the certificate of incorporation or by-laws, such determination shall be made by the corporation's board of directors or a committee thereof, by independent legal counsel or by the shareholders of the corporation if the certificate of incorporation or by-laws or a resolution of the board of directors or of the shareholders so directs.

   Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent provided in the corporation's certificate of incorporation, to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or
(c) resulting in receipt by such person of an improper personal benefit. As used in Section 14A:2-7(3), an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which he has a material conflict of interest.

   The Registrant's By-Laws also provide that the indemnification rights provided thereby shall not be deemed to be exclusive of any other rights to which the Registrant's directors and officers may be entitled under the Registrant's Certificate of Incorporation, an agreement, note of shareholders, or otherwise. The Registrant maintains a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of the Registrant for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of the Registrant.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors under any of the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   None.


ITEM 8.  EXHIBITS.

   The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


EXHIBIT NO. DESCRIPTION

      4.1   Amended and Restated 2000 Performance Equity Plan.

      4.2   2001 Performance Equity Plan.

      5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered hereunder.

      23.1  Consent  of  Arthur  Andersen  LLP,  independent   certified  public
            accountants for the Registrant.

      23.2 Consent of Kirkpatrick & Lockhart LLP (included in the opinion filed as Exhibit 5.1 hereto).

      24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
                   Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town on Spring Valley, State of New York, on this 27th day of August, 2001.


                                          PHARMACEUTICAL RESOURCES, INC.


                                          By:/s/ Kenneth I. Sawyer
                                             ---------------------------
                                             Kenneth I. Sawyer
                                             Chairman and
                                             Chief Executive Officer

   We, the undersigned directors and officers of Pharmaceutical Resources, Inc., do hereby constitute and appoint, Kenneth I. Sawyer and Dennis J. O'Connor, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

          Signature                         Capacity                      Date
          ---------                         --------                      ----


    /s/ Kenneth I. Sawyr           Chairman and                  August 27, 2001
    ------------------------       Chief Executive Officer
    Kenneth I. Sawyer


    /s/ Dennis J. O'Connor         Vice President, Chief         August 27, 2001
    ------------------------       Financial Officer and
    Dennis J. O'Connor             Secretary (Principal
                                   Financial and Accounting
                                   Officer)


    /s/ Mark Auerbach              Director                      August 27, 2001
    ------------------------
    Mark Auerbach



    /s/ John D. Abernathy          Director                      August 27, 2001
    ------------------------
    John D. Abernathy

    /s/ Thomas J. Drago            Director                      August 27, 2001
    ------------------------
    Thomas J. Drago


    /s/ Matthew W. Emmens          Director                      August 27, 2001
    ------------------------
    Matthew W. Emmens


    /s/ Klaus H. Jander            Director                      August 27, 2001
    ------------------------
    Klaus H. Jander


    /s/ Francis Michael J. Urwin   Director                      August 27, 2001
    ------------------------
    Francis Michael J. Urwin

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

        4.1     Amended and Restated 2000 Performance
                Equity Plan

        4.2     2001 Performance Equity Plan

        5.1     Opinion of Kirkpatrick & Lockhart LLP
                regarding the legality of the shares
                being registered hereunder.

       23.1     Consent of Arthur Andersen LLP,
                independent certified public accountants for the Registrant.

       23.3     Consent of Kirkpatrick & Lockhart LLP
                (included in the Opinion filed as
                Exhibit 5.1).

       24.1     Power of Attorney (set forth on the
                signature page of this Registration
                Statement).